Exhibit 99.1

NEWS RELEASE

Dr. Siddhartha Kadia to Join NuVasive Board of Directors

New board member brings expertise in commercializing disruptive medical technology

SAN DIEGO –  February 1, 2021 – NuVasive, Inc. (NASDAQ: NUVA), the leader in spine technology innovation, focused on transforming spine surgery with minimally disruptive, procedurally integrated solutions, today announced the appointment of Siddhartha Kadia, Ph.D. to the Company’s Board of Directors, effective February 1, 2021.

Dr. Kadia has more than 20 years of experience in the medical technology industry, with expertise in globally commercializing disruptive technology. He most recently served as president and CEO of EAG Laboratories, a global scientific services company providing analytical testing and consulting solutions, which was acquired by Eurofins Scientific for $780 million in December 2017.

“Siddhartha’s extensive leadership experience in bringing innovation to market and driving growth across global regions is well suited to support our purpose to transform surgery, advance care, and change lives,” said J. Christopher Barry, chief executive officer of NuVasive. “This expertise, coupled with his knowledge of leading successful medical technology organizations, makes Siddhartha a great addition to our Board of Directors.”

“I’m passionate about improving our healthcare system and bringing technology to market that will help improve clinical, operational, and financial outcomes for surgeons, providers, and most importantly—for patients,” said Dr. Kadia. “I look forward to helping NuVasive deliver on its long-term strategy and value to its shareholders.”

Prior to EAG Laboratories, Dr. Kadia spent nine years with Life Technologies Corporation and its predecessor Invitrogen Corporation. Dr. Kadia held various positions with increasing responsibilities, including marketing and operations roles, as well as leadership roles in Japan and China. Most notably, he served as President, Life Sciences Division at Life Technologies where he managed a $2 billion product portfolio. Prior to Life Technologies, Dr. Kadia was a management consultant at McKinsey & Company in the Healthcare Practice, assisting global medical device companies, local and state governments, and healthcare providers.

Dr. Kadia earned a B.E. in electronics and telecommunications from Gujarat University in India, an M.S. in biomedical engineering from Rutgers University, and a Ph.D. in biomedical engineering from Johns Hopkins University. He is currently a board member of ALS Limited and BioSkryb.  Dr. Kadia’s board experience also includes prior public company board service as a director of Volcano Corporation, Newport Corporation, and Horizon Discovery Group plc.

About NuVasive

NuVasive, Inc. (NASDAQ: NUVA) is the leader in spine technology innovation, with a mission to transform surgery, advance care, and change lives. The Company's less-invasive, procedurally integrated surgical solutions are designed to deliver reproducible and clinically proven outcomes. The Company's comprehensive procedural portfolio includes surgical access instruments, spinal implants, fixation systems, biologics, software for surgical planning, navigation and imaging solutions, magnetically adjustable implant systems for spine and orthopedics, and intraoperative neuromonitoring technology and service offerings. With more than $1 billion in net sales, NuVasive has approximately 2,700 employees and operates in more than 50 countries serving surgeons, hospitals, and patients. For more information, please visit www.nuvasive.com.

Forward-Looking Statements

NuVasive cautions you that statements included in this news release that are not a description of historical facts are forward-looking statements that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause NuVasive's results to differ materially from historical results or those expressed or implied by such forward-looking statements. The potential risks and uncertainties which contribute to the uncertain nature of these statements include, among others, risks associated with acceptance of the Company's surgical products and procedures by spine surgeons and hospitals, development and acceptance of new products or product enhancements, clinical and statistical verification of the benefits achieved via the use of NuVasive's products, the Company's ability to adequately manage inventory as it continues to release new products, its ability to recruit and retain management and key personnel, and the other risks and uncertainties described in NuVasive's news releases and periodic filings with the Securities and Exchange Commission. NuVasive's public filings with the Securities and Exchange Commission are available at www.sec.gov. NuVasive assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.

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Investor Contact:

investorrelations@nuvasive.com

Media Contact:

Michael Farrington

NuVasive, Inc.

858-909-1940

media@nuvasive.com